UNITED STATES

SECURITIES AND EXCHNAGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	000-54417	27-5079295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25311 I-45 Woodpark Business Center, Bldg. 6 Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Company Holdings, LLC (collectively with the Company, the “Borrowers”) entered into a term loan and security agreement with Elm Park Credit Opportunities Fund, L.P. and Elm Park Credit Opportunities Fund (Canada), L.P., as lenders, and Elm Park Capital Management, LLC, as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement provides for a $20.0 million senior secured second-lien term loan facility (as amended, the “Term Facility”).

On December 14, 2012, the Borrowers also entered into an amended and restated revolving credit and security agreement with PNC Bank, National Association, as administrative agent and the initial lender (the “Revolving Credit Agreement”). The Revolving Credit Agreement currently provides for a $15 million committed asset-based revolving credit facility, with a sublimit for letters of credit (as amended, the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”).

On March 31, 2014, the Borrowers entered into the Third Amendment to the Term Facility and the Third Amendment to the Revolving Facility to, among other things, (1) amend the maturity date of the Term Facility from September 30, 2014 to June 30, 2015 and the maturity date of the Revolving Facility from March 31, 2014 to December 31, 2014; (2) insert a covenant regarding the fixed charge coverage ratio in the Credit Facilities; (3) amend (a) the minimum EBITDA financial covenant and (b) the capital expenditures financial covenant in the Credit Facilities; (4) amend the term loan repayment schedule in the Term Facility; (5) amend the PIK interest provision in the Term Facility to increase such interest from 2.00% to 4.00% (unless the Borrower’s total leverage ratio is less than 3:50:1:00, in which case such interest shall accrue at a rate of 2:00%); and (6) amend the calculation of the amount of revolving advances lenders are required to make under the Revolving Facility.

In connection with the amendments described above, the Borrowers are required to continue to comply with the cost reduction plan approved by the Company’s Board of Directors.

The foregoing description of the Third Amendment to the Term Facility and the Third Amendment to the Revolving Facility does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to the Term Facility filed as Exhibit 10.1 to this Current Report on Form 8-K and the Third Amendment to the Revolving Facility filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Term Loan and Security Agreement, dated March 31, 2014, among Integrated Drilling Equipment Holdings Corp., Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, the lenders party thereto, and Elm Park Capital Management, LLC. as agent for the lenders.

10.2	Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated March 31, 2014, among Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, Integrated Drilling Equipment Holdings Corp., and PNC Bank, National Association as agent for the lenders.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

Date: April 3, 2014	By:	/s/ N. Michael Dion
	Name: Title:	N. Michael Dion Chief Financial Officer

3